United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 28, 2006

The Laclede Group, Inc.

720 Olive Street

St. Louis, Missouri 63101

314-342-0500

(Exact name of registrant as specified in its charter)

(Address of principal executive offices, including zip code)

(Registrant’s telephone number including area code)

Missouri	1-16681	74-2976504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 28, 2006, the Company’s Board of Directors adopted a resolution increasing the size of the Board from eight to nine and electing Mr. Anthony V. Leness as a director to fill the vacancy created by the change in board size. While Mr. Leness will be in the class of Directors whose term expires at the annual meeting in January 2009, the Company will seek shareholder ratification of his election at the next annual meeting. Mr. Leness retired July 1, 2006 from Merrill Lynch & Co., Inc. as its Managing Director Investment Banking – Global Power & Energy Group. From time to time Merrill Lynch has acted as underwriter of public offerings by the Company and Laclede Gas Company, including this year’s public offering of Laclede Gas Company’s $55 million 6.15% first mortgage bonds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LACLEDE GROUP, INC.
Date: July 28, 2006	By:	/s/ D. H. Yaeger
D. H. Yaeger Chairman, President and Chief Executive Officer

3